Exhibit 99.1

Fold Adds 475 Bitcoin to Treasury, Securing Top 10 Position Among U.S.
Public Bitcoin Treasuries

Fold now holds over 1,485 bitcoin in its corporate treasury as it builds the future of bitcoin-powered financial services

PHOENIX, March 7, 2025 – Fold Holdings, Inc. (NASDAQ: FLD) (“Fold”), the first publicly traded bitcoin financial services company, today announced the addition of 475 bitcoin to its treasury. The addition marks a nearly 50% increase in Fold’s bitcoin holdings, which now stands at over 1,485 BTC. Fold acquired the additional bitcoin in exchange for the issuance of a convertible note with a conversion price of $12.50 per share (an over 100% premium to FLD’s closing price on March 5, 2025). This latest bitcoin acquisition solidifies Fold’s position among the top ten U.S. public companies with the largest bitcoin treasuries, reinforcing its strategy to align with the future of a bitcoin-native financial system.

“We believe Bitcoin will play a key role in the foundation of a new financial era, and Fold will help lead the way,” said Will Reeves, Chief Executive Officer of Fold. “As the first publicly traded bitcoin financial services company, we believe maintaining a significant bitcoin treasury not only drives value for our shareholders, but more importantly, strengthens our ability to power the next generation of financial services built on bitcoin.”

Mr. Reeves continued, “Fold’s bitcoin treasury serves a dual purpose: providing value to investors seeking bitcoin exposure, while acting as a corporate strategic reserve to support our growing suite of bitcoin-native financial products. We remain committed to building a bridge between traditional finance and the bitcoin economy and ensuring our users benefit from bitcoin’s long-term appreciation and utility.”

With the growing global recognition of bitcoin, Fold continues on its mission to establish itself as a go-to provider of bitcoin-powered financial services. As the financial landscape shifts, nations—including the U.S.—are adopting bitcoin as a strategic reserve asset and integrating bitcoin into their monetary frameworks. Fold is positioning itself to play a key role in this transformation.

For more information about Fold and its bitcoin rewards offerings, visit https://foldapp.com/

About Fold

Fold (NASDAQ: FLD) is the first publicly traded bitcoin financial services company, making it easy for individuals and businesses to earn, save, and use bitcoin. With over 1,485 BTC in its treasury, Fold is at the forefront of integrating bitcoin into everyday financial experiences. Through innovative products like the Fold App and Fold Card, the company is building the bridge between traditional finance and the bitcoin-powered future.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws with respect to the anticipated benefits of the business combination. Forward-looking statements may be identified by the use of words such as “may,” “could,” “would,” “should,” “predict,” “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include the potential benefits of the new convertible note, Fold’s treasury strategy and the potential success of Fold’s market and growth strategies. These statements are based on assumptions and on the current expectations of Fold’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of Fold. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the failure to realize the anticipated benefits of the business combination; (iii) the effect of the consummation of the business combination on Fold’s business relationships, performance, and business generally; (iv) the ability to implement business plans and other expectations after the completion of the business combination, and identify and realize additional opportunities; (v) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive industry in which Fold operates; and (vi) those factors discussed in Fold’s filings with the Securities and Exchange Commission. If any of these risks materialize or Fold’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Fold may elect to update these forward-looking statements at some point in the future, each specifically disclaims any obligation to do so, except as required by law.

For investor and media inquiries, please contact:

Orange Group

Samir Jain, CFA

FoldIR@orangegroupadvisors.com